Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2026 RESULTS

Operating margin above the high end of guidance

Record high GAAP gross margin of 40.5% and non-GAAP gross margin of 41.7%

Share repurchases of $20 million at an average price of $21.53

ARR from subscription and services of approximately $40 million

SAN JOSE, California – April 29, 2026 - NETGEAR, Inc. (NASDAQ: NTGR), a global leader in intelligent networking solutions designed to power extraordinary experiences, today reported financial results for the first quarter ended March 29, 2026.

Q1 2026

•
Net revenue of $158.8 million, down 2.0% as compared to Q1 prior year
•
GAAP gross margin of 40.5%, up 570 basis points from 34.8% in Q1 prior year

Non-GAAP gross margin of 41.7%, up 670 basis points from 35.0% in Q1 prior year

•
GAAP operating income of $(13.6) million compared to $(12.8) million from Q1 prior year

Non-GAAP operating income of $1.7 million compared to $(2.6) million from Q1 prior year

•
GAAP EPS of $(0.47) compared to $(0.21) from Q1 prior year

Non-GAAP EPS of $0.06 compared to $0.02 from Q1 prior year

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

CJ Prober, Chief Executive Officer, commented, “We delivered a strong start to 2026, building on a healthy operating foundation and disciplined execution across the business. As we progress into the next phase of our transformation, we’re reaping the benefits of the foundation we’ve built, while continuing the investments that will fuel our future profitable growth. In Q1, we again achieved a record non-GAAP gross margin driven by the strength of our Enterprise business and supported by tighter supply chain discipline. AI is increasingly acting as a transformation catalyst across the organization – enhancing how we operate, accelerating software development, and creating value for customers. With sufficient memory secured for virtually all of our 2026 production, a strong balance sheet, and solid margin momentum, we are well positioned to deliver sustained, long-term shareholder value.”

Bryan Murray, Chief Financial Officer, added, “Our first quarter results demonstrate the strength of our financial execution and the breadth of improvements we have made across the business as we progress into the second phase of our transformation. We exceeded expectations on the bottom line, improved our revenue mix toward higher-margin products and services, and maintained strong operational discipline in a dynamic environment, further underscoring the agility of our operating model and lean execution of our team. Continuing our opportunistic approach to stock repurchases, we repurchased $20 million of shares at an average price of $21.53 per share, and our Board of Directors has approved an additional $75 million for our repurchase authorization, which when combined with the remaining amount on the previous authorization totals approximately $89 million.”

Enterprise Segment Results

•
Revenue was $83.8 million, up 5.8% year over year
•
Non-GAAP gross margin was 52.7%, up 640 basis points year over year
•
Non-GAAP contribution margin was 23.9%, up 160 basis points year over year

Mr. Prober continued, “Propelled by strong end user demand for our leading ProAV solutions and other high-impact growth initiatives, our Enterprise segment performed well, reaching 53% of our total revenue. We delivered solid year-over-year growth and another quarter of record segment gross margin validating the progress we’ve made in building a higher-margin growth profile. Momentum in non-device revenue is building with an important recent release of our Insight software, as we realize early benefits from our new Chennai software development center and the acquisitions of VAAG and Exium. We also launched a new structured portfolio of professional services and support offerings in the quarter and made strong progress expanding our presence in the Broadcast vertical for ProAV. Partnerships and projects with leading names in the industry are opening significant new opportunities. NETGEAR remains well-positioned to strengthen our leadership in the AV industry and deliver continued profitable growth.”

Consumer Segment Results

•
Revenue was $75.0 million, down 9.5% year over year
•
Non-GAAP gross margin was 29.4%, up 520 basis points year over year
•
Non-GAAP contribution margin was (0.2)%, up 160 basis points year over year

Mr. Prober continued, “In Consumer, we delivered revenue growth for our core products, strong gross margin despite the memory headwind, and improved contribution margin year over year. Our good-better-best WiFi 7 lineup continues to perform well, and we are seeing the benefits of our disciplined focus on continued gross profit optimization. Our consumer subscription offering continues to perform well and is the driving force in generating nearly $40 million in annual recurring revenue across the company, growing 12% year over year, while improving ASPs and renewals. On the regulatory front, NETGEAR became the first retail company to receive conditional approval under the new FCC standards for consumer routers — a reflection of our longstanding commitment to security, supply chain integrity, and our status as an independent US-based public company. We believe this positions NETGEAR as the most trusted brand in consumer networking, and we remain focused on delivering the performance, reliability, and security our customers expect.”

Business Outlook

Within Enterprise, end user demand for our ProAV line of managed switches is expected to remain strong and we have secured sufficient memory for virtually all our 2026 production plans. We expect the memory impact to be nominal for our Enterprise business given the relatively higher ASPs and margins, and the ability to increase our prices, as seen broadly in the market. On the Consumer side, while we have the right product portfolio and roadmap to address market demand, we will continue to prioritize gross profit over revenue with the rising cost of memory which we expect to continue throughout the year. We also expect to continue driving growth in higher margin recurring services. For Service Provider and related products, we remain steadfast in our approach of harvesting this business and expect revenue to be around $18 million, which would be a decline of approximately 33% as compared to the second quarter of 2025. Accordingly, we expect second quarter net revenue to be in the range of $150 million to $165 million. In the second quarter we expect our mitigation efforts, with greater benefit to the enterprise business, to counter the rising cost of memory. Accordingly, we expect our second quarter GAAP operating margin to be in the range of (8.4)% to (5.4)%, and non-GAAP operating margin to be in the range of (1.0)% to 2.0%. Our GAAP tax is expected to be in the range of $0.8 million to $1.8 million, and our non-GAAP tax expense is expected to be in the range of $0.5 to $1.5 million for the second quarter of 2026.

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	June 28, 2026
(In millions, except for percentage data)	Operating Margin Rate	Tax Expense

GAAP	(8.4)% - (5.4)%	$0.8-$1.8
Estimated adjustments for[1]:
Stock-based compensation expense	6.3%	-
Amortization of intangible assets	0.9%	-
Restructuring and other charges	0.2%	-
Non-GAAP tax adjustments	-	(0.3)
Non-GAAP	(1.0)% - 2.0%	$0.5 - $1.5

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the first quarter results and discuss management's expectations for the second quarter of 2026 today, Wednesday, April 29, 2026 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6392. The international dial-in number for the live audio call is (929) 203-0899. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

Founded in 1996 and headquartered in the USA, NETGEAR® (NASDAQ: NTGR) is a global leader in innovative networking technologies for businesses, homes, and service providers. NETGEAR delivers a wide range of award-winning, intelligent solutions designed to unleash the full potential of connectivity and power extraordinary experiences. For businesses, NETGEAR offers reliable, easy-to-use, high-performance networking solutions, including switches, routers, access points, software, and AV over IP technologies, tailored to meet the diverse needs of organizations of all sizes. NETGEAR’s Consumer products deliver advanced connectivity, powerful performance, and enhanced security features right out of the box, designed to keep families safe online, whether at home or on the go. More information is available from the NETGEAR Press Room or by calling (408) 907-8000. Connect with NETGEAR: Facebook, Instagram and the NETGEAR blog at NETGEAR.com.

© 2026 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Source: NETGEAR-F

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin and gross margin; creating long-term value for shareholders; positioning NETGEAR for long term success; long-term potential and profitable growth; continued end user demand for NETGEAR’s ProAV line of managed switches; revenue from the service provider channel; expectations regarding continuing market demand for the NETGEAR’s products and services; and expectations regarding expected tax benefits or tax expenses. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products and services may be lower than anticipated; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; loss of services of key personnel may affect NETGEAR’s ability to executive on business strategy effectively; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part I - Item 1A. Risk Factors" in NETGEAR’s annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on February 13, 2026. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for amortization of intangible assets, stock-based compensation expense, acquisition related expenses, restructuring and other charges, litigation reserves, net, gain/loss on investments and others, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangible assets consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: acquisition related expenses, restructuring and other charges, litigation reserves, net, and gain/loss on investments and others. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income (loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures, as well as adjustments for valuation allowances on deferred tax assets, provides our management and users of the financial statements with better clarity regarding both current period performance and the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis, as well as adjustments for valuation allowances on deferred tax assets. The tax valuation allowance is a non-cash adjustment primarily reflecting our expectations of, and assumptions as to, future operating results and applicable tax laws, that are not directly attributable to the current quarter’s operating performance. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 29, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$183,476	$209,904
Short-term investments	113,033	113,132
Accounts receivable, net	142,155	142,045
Inventories	169,305	176,456
Prepaid expenses and other current assets	34,849	31,745
Total current assets	642,818	673,282
Property and equipment, net	26,182	26,001
Operating lease right-of-use assets	34,308	36,715
Intangible assets, net	37,061	38,480
Goodwill	45,022	45,022
Other non-current assets	16,540	16,771
Total assets	$801,931	$836,271

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,367	$43,749
Accrued employee compensation	38,260	34,731
Other accrued liabilities	139,080	144,028
Deferred revenue	26,199	26,904
Income taxes payable	1,816	809
Total current liabilities	248,722	250,221
Non-current income taxes payable	6,702	7,176
Non-current operating lease liabilities	38,113	41,016
Other non-current liabilities	37,239	40,035
Total liabilities	330,776	338,448
Stockholders’ equity:
Common stock	27	28
Additional paid-in capital	1,047,305	1,036,545
Accumulated other comprehensive income (loss)	(28)	196
Accumulated deficit	(576,149)	(538,946)
Total stockholders’ equity	471,155	497,823
Total liabilities and stockholders’ equity	$801,931	$836,271

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025

Net revenue	$158,819	$162,060
Cost of revenue	94,517	105,734
Gross profit	64,302	56,326
Gross margin	40.5%	34.8%
Operating expenses:
Research and development	21,665	18,309
Sales and marketing	31,670	28,041
General and administrative	19,183	18,070
Litigation reserves, net	500	(37)
Restructuring and other charges	4,876	4,742
Total operating expenses	77,894	69,125
Loss from operations	(13,592)	(12,799)
Operating margin	(8.6)%	(7.9)%
Other income, net	1,581	8,171
Loss before income taxes	(12,011)	(4,628)
Provision for income taxes	1,029	1,406
Net loss	$(13,040)	$(6,034)

Net loss per share
Basic	$(0.47)	$(0.21)
Diluted	$(0.47)	$(0.21)

Weighted average shares used to compute net income (loss) per share:
Basic	27,977	28,717
Diluted	27,977	28,717

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025

Cash flows from operating activities:
Net loss	$(13,040)	$(6,034)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,624	1,684
Stock-based compensation	8,205	5,496
Accretion of discounts and imputed interests, net	644	(476)
Deferred income taxes	(67)	(136)
Provision for excess and obsolete inventory	1,900	1,435
Other	(22)	9
Changes in assets and liabilities:
Accounts receivable, net	(110)	13,504
Inventories	5,251	3,206
Prepaid expenses and other assets	(2,768)	(620)
Accounts payable	(207)	(3,603)
Accrued employee compensation	3,530	(4,313)
Other accrued liabilities	(4,940)	(19,102)
Deferred revenue	(886)	(164)
Income taxes payable	532	365
Net cash provided by (used in) operating activities	1,646	(8,749)
Cash flows from investing activities:
Purchases of short-term investments	(30,152)	(29,759)
Proceeds from maturities of short-term investments	30,000	30,000
Purchases of property and equipment	(3,822)	(1,396)
Purchases of long-term investments	—	(105)
Net cash used in investing activities	(3,974)	(1,260)
Cash flows from financing activities:
Repurchases of common stock, including exercise tax	(20,152)	(8,162)
Restricted stock unit withholdings	(4,028)	(5,141)
Proceeds from exercise of stock options	—	4,590
Proceeds from issuance of common stock under employee stock purchase plan	2,555	2,089
Principal payments on deferred purchase price of intangible asset acquisition	(2,475)	—
Net cash used in financing activities	(24,100)	(6,624)
Net decrease in cash and cash equivalents	(26,428)	(16,633)
Cash and cash equivalents, at beginning of period	209,904	286,444
Cash and cash equivalents, at end of period	$183,476	$269,811

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 29, 2026	December 31, 2025	March 30, 2025

GAAP gross profit	$64,302	$73,635	$56,326
GAAP gross margin	40.5%	40.4%	34.8%
Amortization of intangible assets	1,418	991	—
Stock-based compensation expense	501	548	422
Non-GAAP gross profit	$66,221	$75,174	$56,748
Non-GAAP gross margin	41.7%	41.2%	35.0%

GAAP research and development	$21,665	$23,239	$18,309
Stock-based compensation expense	(1,103)	(1,332)	(592)
Acquisition related expenses	(244)	(243)	—
Non-GAAP research and development	$20,318	$21,664	$17,717

GAAP sales and marketing	$31,670	$34,877	$28,041
Amortization of intangible assets	(1)	(3)	—
Stock-based compensation expense	(2,265)	(2,604)	(1,313)
Non-GAAP sales and marketing	$29,404	$32,270	$26,728

GAAP general and administrative	$19,183	$19,544	$18,070
Stock-based compensation expense	(4,336)	(4,252)	(3,169)
Non-GAAP general and administrative	$14,847	$15,292	$14,901

GAAP total operating expenses	$77,894	$78,379	$69,125
Amortization of intangible assets	(1)	(3)	—
Stock-based compensation expense	(7,704)	(8,188)	(5,074)
Acquisition related expenses	(244)	(243)	—
Restructuring and other charges	(4,876)	(646)	(4,742)
Litigation reserves, net	(500)	(73)	37
Non-GAAP total operating expenses	$64,569	$69,226	$59,346

GAAP operating income (loss)	$(13,592)	$(4,744)	$(12,799)
GAAP operating margin	(8.6)%	(2.6)%	(7.9)%
Amortization of intangible assets	1,419	994	—
Stock-based compensation expense	8,205	8,736	5,496
Acquisition related expenses	244	243	—
Restructuring and other charges	4,876	646	4,742
Litigation reserves, net	500	73	(37)
Non-GAAP operating income (loss)	$1,652	$5,948	$(2,598)
Non-GAAP operating margin	1.0%	3.3%	(1.6)%

GAAP other income, net	$1,581	$2,201	$8,171
Gain/loss on investments and others	(22)	(62)	(4,642)
Non-GAAP other income, net	$1,559	$2,139	$3,529

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 29, 2026	December 31, 2025	March 30, 2025

GAAP net income (loss)	$(13,040)	$(684)	$(6,034)
Amortization of intangible assets	1,419	994	—
Stock-based compensation expense	8,205	8,736	5,496
Acquisition related expenses	244	243	—
Restructuring and other charges	4,876	646	4,742
Litigation reserves, net	500	73	(37)
Gain/loss on investments and others	(22)	(62)	(4,642)
Non-GAAP tax adjustments	(328)	(2,207)	936
Non-GAAP net income (loss)	$1,854	$7,739	$461

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.47)	$(0.02)	$(0.21)
Amortization of intangible assets	0.05	0.03	—
Stock-based compensation expense	0.29	0.30	0.18
Acquisition related expenses	0.01	0.01	—
Restructuring and other charges	0.17	0.02	0.16
Litigation reserves, net	0.02	—	—
Gain/loss on investments and others	—	—	(0.15)
Non-GAAP tax adjustments	(0.01)	(0.08)	0.04
Non-GAAP net income (loss) per diluted share [1]	$0.06	$0.26	$0.02

Shares used in computing GAAP net income (loss) per diluted share	27,977	28,180	28,717
Shares used in computing non-GAAP net income (loss) per diluted share	28,701	29,457	30,253

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	March 29, 2026	December 31, 2025	September 28, 2025	June 29, 2025	March 30, 2025

Cash, cash equivalents and short-term investments	$296,509	$323,036	$326,383	$363,472	$391,927
Cash, cash equivalents and short-term investments per diluted share	$10.33	$10.97	$10.96	$11.95	$12.95

Accounts receivable, net	$142,155	$142,045	$159,880	$144,871	$142,706
Days sales outstanding (DSO)	79	73	79	77	78

Inventories	$169,305	$176,456	$166,561	$157,305	$157,898
Ending inventory turns	2.2	2.5	2.7	2.7	2.7

Weeks of channel inventory:
U.S. retail channel	11.5	11.0	11.9	12.0	10.1
U.S. distribution channel	5.0	5.0	3.5	3.8	2.4
EMEA distribution channel	4.8	4.6	5.5	4.7	4.4
APAC distribution channel	12.7	13.7	8.3	10.2	8.3

Deferred revenue (current and non-current)	$30,224	$31,110	$32,464	$33,779	$35,198

Headcount	786	784	753	707	636
Non-GAAP diluted shares	28,701	29,457	29,782	30,424	30,253

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	March 29, 2026		December 31, 2025		March 30, 2025
Americas	$105,863	67%	$123,895	68%	$107,761	66%
EMEA	33,475	21%	36,162	20%	32,129	20%
APAC	19,481	12%	22,411	12%	22,170	14%
Total	$158,819	100%	$182,468	100%	$162,060	100%

SERVICE PROVIDER NET REVENUE

	Three Months Ended
Consumer Segment	March 29, 2026	December 31, 2025	March 30, 2025
Service provider net revenue [1]	$20,232	$22,866	$29,707
Other	54,785	70,223	53,162
Total Consumer segment net revenue	$75,017	$93,089	$82,869

1 Service provider net revenue includes cable net revenue sold from retail. Prior-period amounts have been recast to conform to the current-period presentation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

SEGMENT DATA:

	Three Months Ended
	March 29, 2026			December 31, 2025			March 30, 2025
	Enterprise	Consumer	Total	Enterprise	Consumer	Total	Enterprise	Consumer	Total
Net revenue	$83,802	$75,017	$158,819	$89,379	$93,089	$182,468	$79,191	$82,869	$162,060
Segment cost of revenue	39,658	52,940	92,598	43,416	63,878	107,294	42,530	62,782	105,312
Segment gross profit	44,144	22,077	66,221	45,963	29,211	75,174	36,661	20,087	56,748
Segment gross margin	52.7%	29.4%		51.4%	31.4%		46.3%	24.2%
Segment operating expenses	24,087	22,203	46,290	25,455	24,196	49,651	19,026	21,552	40,578
Contribution income (loss)	20,057	(126)	19,931	20,508	5,015	25,523	17,635	(1,465)	16,170
Contribution margin	23.9%	(0.2)%		22.9%	5.4%		22.3%	(1.8)%
Corporate and unallocated costs			(18,279)			(19,575)			(18,768)
Amortization of intangible assets			(1,419)			(994)			—
Stock-based compensation expense			(8,205)			(8,736)			(5,496)
Acquisition related expenses			(244)			(243)			—
Restructuring and other charges			(4,876)			(646)			(4,742)
Litigation reserves, net			(500)			(73)			37
Other income, net			1,581			2,201			8,171
Income (loss) before income taxes			$(12,011)			$(2,543)			$(4,628)